Exhibit 21

            List of Subsidiary of Intercell International Corporation

------------------ ------------------- -------------------- -------------------
       Name             State of             Date of         Doing Business As
                     Incorporation        Incorporation
------------------ ------------------- -------------------- -------------------
Brunetti DEC, LLC      Colorado, USA         12/04/98       Brunetti DEC, LLC
------------------ ------------------- -------------------- -------------------